Exhibit 99.1

News Release

Investor Relations Contact:

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com

Internet Patents Corporation Announces Completion of Merger with Prism Technologies

Company to Host Conference Call at 4:30pm ET on Thursday, April 2

Sacramento, CA – March 30, 2015 – Internet Patents Corporation (NASDAQ: PTNT) ("IPC"), operator of a patent licensing business focused on its e-commerce technologies, today announced the completion of its merger with Prism Technologies, LLC ("Prism"), a company focused on intellectual property licensing and management.

The merger between IPC and Prism was approved by a majority of all IPC stockholders during the Company’s Special Meeting, held on March 17, 2015.

“We are pleased to have completed the merger with Prism, having received overwhelming support from our shareholders as more than 73% of the shares held by non-insiders were voted in favor of the transaction,” said Hussein Enan, Chairman and CEO of IPC. “We are excited to welcome Prism’s talented members to our organization and look forward to increased opportunities to build shareholder value through the monetization of our collective assets, which include a broader and more diversified patent portfolio under the direction of an experienced patent licensing team.”

“We are particularly excited about the opportunity to further license the Gregg family of patents, which have previously been licensed to 11 companies, including Microsoft, Research in Motion and Adobe. This patent family most recently produced a $27.5 million settlement of patent infringement litigation against one of five wireless carriers. Upcoming trials against Sprint, T-Mobile and U.S. Cellular are scheduled in 2015, while the trial against Verizon is scheduled for 2016,” concluded Mr. Enan.

The combined entity, which trades on the NASDAQ Capital Market under the symbol “PTNT,” has nine full time and two part-time employees and is led by a seasoned management team with proven experience and expertise in public company leadership, technology development, and intellectual property licensing and management. The executive management teams of both IPC and Prism remain unchanged. Gregory Duman, Prism’s President, has joined IPC’s Board of Directors.

Conference Call

IPC will hold a conference call to discuss the merger on Thursday, April 2, 2015 at 1:30 p.m. PT (4:30 p.m. ET). The call may be accessed by dialing 888-389-5988 (conference ID: 5571563) at least ten minutes prior to the call. IPC will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the company’s website at http://ir.internetpatentscorporation.net/.

About Internet Patents Corporation

Headquartered in Sacramento, CA, Internet Patents Corporation (NASDAQ: PTNT) operates a patent licensing business focused on its e-commerce technologies. www.internetpatentscorporation.net

Cautionary Statement Regarding Forward Looking Statements

This news release contains forward-looking statements, which include statements expressing the intent, belief or current expectations of Internet Patents Corporation that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "target," "goal," and similar expressions are intended to identify forward-looking statements. Actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Internet Patent Corporation's business and the acquisition, which include, but are not limited to: Forward-looking statements involve certain risks, estimates, assumptions and uncertainties, including: our ability to generate revenues from our business model; our ability to effectively and efficiently manage patent infringement litigation we initiate; the unpredictable nature of patent licensing and patent litigation; the risk that one or more of our patents will be declared invalid; the potential loss of key employees critical to the ongoing success of our business; potential adverse changes in the laws and regulations relating to patents and patent litigation; the risk that the combined company created by the Prism acquisition will not be profitable and the possibility that the expected value creation from the Prism acquisition will not be realized or will not be realized within the expected time period; and changes in the taxation of the combined company's income due to the disallowance or expiration of our net operating losses. Unless legally required, Internet Patents Corporation undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.